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                                                                    Exhibit 23.3



                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the reference to our firm and to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-33007 and 333-36127) and on Form S-8 (File Nos.333-08845 and 333-08841) of American
General Hospitality Corporation as amended of our reports (i) dated January 25, 1997, of our audit of the consolidated financial statements and financial statement schedule of American General Hospitality Corporation as of December 31, 1996, and for the period from July 31, 1996 through December 31, 1996; dated February 21, 1997, of our audit of AGH Leasing, L.P. as of December 31, 1996 and for the period from July 31, 1996 through December 31, 1996; and dated September 19, 1996, of our audits of the combined financial statements and financial statement schedule of AGH Predecessor Hotels as of December 30, 1994, December 29, 1995 and July 30, 1996 and for the period from December 30, 1993 through December 31, 1993, each of the two years in the period ended December 29, 1995 and for the period from December 30, 1995 through July 30, 1996, which reports are included on Form 10-K; (ii) dated March 17, 1997, of our audit of the combined financial statements and financial statement schedule of the AKL Acquisition Hotels, which report is included on Form 8-K dated March 28, 1997;
(iii) dated June 16, 1997, of our audits of the combined financial statements and financial statement schedule of the MUI Acquisition Hotels, which report is included on Form 8-K/A dated August 4, 1997; (iv) dated December 19, 1997, of our audits of the combined financial statements of Prime Portfolio Acquisition Hotels except for Note 7 as to which the date is January 9, 1998; dated October 22, 1997, of our audit of the financial statements of Holiday Inn O'Hare International Hotel; dated January 15, 1998, of our audit of the combined financial statements of FSA Portfolio Acquisition Hotels; and dated November 3, 1997 of our audit of the combined financial statements of Potomac Portfolio Acquisition Hotels which reports are included on Form 8-K dated January 23, 1998. We also consent to the reference to our firm under the caption of "Experts".



Dallas, Texas
January 30, 1998